UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 28, 2024
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2024, Everi Holdings Inc., a Delaware corporation (the “Company” or “Everi”) entered into definitive agreements with International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT (“Spinco”), and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), with respect to certain transactions (the “Proposed Transaction”) pursuant to which, and subject to the terms and conditions of those definitive agreements discussed below, (i) IGT will transfer (or cause to be transferred) to Spinco substantially all of the assets, and Spinco will assume substantially all of the liabilities, of IGT’s Global Gaming and PlayDigital businesses (the “Spinco Business”) (the “Separation”), (ii) in connection with the Separation, IGT will contribute all of the equity interests of International Game Technology, a Nevada corporation and a direct wholly owned subsidiary of IGT (“Gaming Holdco”), to Spinco (the “Spinco Contribution”) in exchange for (a) Spinco issuing to IGT additional units of Spinco (“Spinco Units”), resulting in IGT owning all of the issued and outstanding Spinco Units, and (b) Gaming Holdco issuing to IGT a promissory note (the “Intercompany Note”), (iii) immediately following the completion of the Separation, IGT will distribute all of the issued and outstanding Spinco Units pro rata to IGT’s shareholders (the “Distribution”), and (iv) immediately after the Distribution, (a) prior to the Merger Effective Time (as defined below), the Company will purchase two Spinco Units from De Agostini S.p.A., a società per azioni organized under the laws of Italy and an affiliate of IGT (“De Agostini”), in exchange for a price per purchased Spinco Unit equal to the greater of the thirty (30)-day average share price of the Company’s common stock prior to the date of Closing (as defined below) or the share price of the Company’s common stock as of the end of the business day immediately prior to the date of Closing, (b) at the Merger Effective Time, Merger Sub will merge with and into Spinco (the “Merger”), with Spinco surviving the Merger as a direct wholly owned subsidiary of the Company, and all outstanding Spinco Units will be converted into the right to receive shares of the common stock, $0.001 par value per share, of the Company (“Company common stock”), as calculated and subject to adjustment as set forth in the Merger Agreement (as defined below) and in accordance with the Delaware Limited Liability Company Act, and (c) immediately following the Merger Effective Time, (I) the Company will cause Spinco to merge with and into Gaming Holdco (the “Second Step Merger”), with Gaming Holdco surviving the Second Step Merger as a direct wholly owned subsidiary of the Company, and (II) the Company will, directly or indirectly, contribute the Cash Payment (as defined below) to Gaming Holdco and, immediately thereafter, Gaming Holdco will pay (or cause to be paid) the Cash Payment to IGT in full satisfaction of all obligations owing by Gaming Holdco to IGT pursuant to the Intercompany Note. When the Second Step Merger is completed (“Closing”), Gaming Holdco (which at that time will hold the Spinco Business) will be a direct wholly owned subsidiary of the Company.

The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (i) an Agreement and Plan of Merger by and among IGT, Spinco, the Company and Merger Sub (the “Merger Agreement”); (ii) a Separation and Distribution Agreement by and among IGT, Spinco, Gaming Holdco and the Company (the “Separation Agreement”); (iii) an Employee Matters Agreement by and among IGT, Spinco, Gaming Holdco and the Company (the “Employee Matters Agreement”); (iv) a Real Estate Matters Agreement by and among IGT, Spinco, Gaming Holdco and the Company (the “Real Estate Matters Agreement”); (v) a Tax Matters Agreement by and among IGT, Spinco, Gaming Holdco and the Company (the “Tax Matters Agreement”), (vi) an Investor Rights Agreement by and between the Company and De Agostini (the “Investor Rights Agreement”), and (vii) a Voting and Support Agreement by and among IGT, Spinco, the Company and De Agostini (the “Voting Agreement”), each dated as of February 28, 2024.

Under the terms of the definitive agreements, following Closing, the Company will change its name to International Game Technology, Inc., trade on the New York Stock Exchange (“NYSE”) under the ticker IGT, and maintain a headquarters in Las Vegas, Nevada. IGT will change its name and continue to trade on the NYSE under a new ticker symbol.

The Merger Agreement

As noted above, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into Spinco, with Spinco as the surviving company, and the merger of Spinco with and into Gaming Holdco, with Gaming Holdco as the surviving corporation. As a result of the Second Step Merger, Gaming Holdco would become a direct wholly owned subsidiary of the Company. In addition, as noted above, prior to the Closing, it is contemplated that IGT will effect the Separation, Spinco Contribution, and the Distribution pursuant to the Separation Agreement as further described below.

In the Merger, holders of Spinco Units will be entitled to receive for each Spinco Unit a number of shares of newly issued Company common stock equal to the exchange ratio specified in the Merger Agreement. Prior to the adjustments provided in the Merger Agreement, the Merger Agreement provides that the exchange ratio is equal to the quotient of (A) 103,379,870 shares of Company common stock by (B) the number of Spinco Units issued and outstanding immediately prior to the effective time of the Merger (the “Merger Effective Time”). Prior to giving effect to any customary adjustments of the exchange ratio in the event of stock or interest splits, divisions or subdivisions of shares, stock dividends, reverse stock splits, combinations of shares, reclassifications, recapitalizations or other similar transactions with respect to the Company common stock, the exchange ratio is designed to result in the outstanding Company common stock, immediately following the Merger, being owned approximately 53.6% by former holders of Spinco Units and approximately 46.4% by the stockholders of the Company immediately prior to the Merger.

The Merger Agreement also provides that, effective as of immediately following the Merger Effective Time, the Company shall cause its board of directors (the “Board”) to be comprised of 11 members, with (a) six nominated by IGT (the “IGT Nominated Directors”), three of whom will be nominated by De Agostini pursuant to the Investor Rights Agreement and (b) five nominated by the Company (the “Company Nominated Directors”). The directors will be appointed to the classes of the Board as specified in the Investor Rights Agreement and the Merger Agreement, and at least three of each of the IGT Nominated Directors and the Company Nominated Directors will be subject to independence and other qualifications.

Consummation of the Merger is subject to various and customary conditions, including, among other things: the accuracy of representations and warranties and compliance with covenants, subject to certain customary exceptions; the effectiveness of registration statements to be filed by Spinco and the Company with the Securities and Exchange Commission (“SEC”) in connection with the Proposed Transaction; approval by the stockholders of the Company and the shareholders of IGT; the consummation of the Separation, the Spinco Contribution and the Distribution; the receipt of the Intercompany Note by IGT and the receipt of the Cash Payment by IGT substantially concurrently with the receipt by the Company of proceeds of the Financing (as defined in the Merger Agreement); the receipt of regulatory approvals; and the approval of the NYSE of the listing on the NYSE of the newly issued shares of Company common stock in the Merger. The Merger Agreement provides that the parties will use their reasonable best efforts and take other actions to obtain the specified regulatory approvals for the transaction, subject to certain exceptions as set forth in the Merger Agreement.

IGT, Spinco, the Company and Merger Sub each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement, including covenants with respect to the conduct of the Spinco Business and the business of the Company and its subsidiaries, as applicable, during the period between signing and the earlier of the termination of the Merger Agreement and the Merger Effective Time. Each of IGT and the Company also covenants, among other things, that neither party nor any of its subsidiaries will (i) solicit certain alternative transactions or (ii) enter into discussions concerning, or provide information or data in connection with, such alternative transactions (except under limited circumstances described in the Merger Agreement, including where such party’s board of directors has received an unsolicited proposal that could reasonably be expected to lead to a superior proposal and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice conditions); provided that IGT may solicit or enter into discussions concerning, or provide information or data in connection with, transactions with respect to the business of IGT excluding the Spinco Business. The Merger Agreement also provides for each of the Company’s and IGT’s board of directors to recommend that its stockholders and shareholders, respectively, vote in favor of the Proposed Transaction, subject to certain exceptions described in the Merger Agreement.

The Merger Agreement contains specified termination rights for the Company and IGT, including, among other things, that either party may terminate the Merger Agreement if either the Company’s or IGT’s board adopts, approves, endorses, declares advisable or recommends to its stockholders or shareholders, as applicable, an acquisition proposal other than the Proposed Transaction, and under other circumstances as set forth in the Merger Agreement. The Merger Agreement further provides that in connection with a termination of the Merger Agreement under specified circumstances, each of the Company and IGT may be obligated to pay a termination fee of $80.0 million and/or reimburse the other party for Commitment Fees (as defined in the Merger Agreement) and expenses in connection with any securities offering in connection with the Financing paid by the other party.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding, among other things, the Separation, the Spinco Contribution and the Distribution. The terms and conditions include, among other things, the restructuring and the transfer of assets and assumption of liabilities by IGT and Spinco and their respective subsidiaries in accordance with the separation plan as provided in the Separation Agreement to result in Spinco owning substantially all of the assets and assuming substantially all of the liabilities of the Spinco Business, and IGT owning substantially all of the assets and assuming substantially all of the liabilities of IGT’s business other than the Spinco Business. In connection with such Separation, IGT will effect the Spinco Contribution in exchange for Spinco issuing additional Spinco Units such that the total number of Spinco Units held by IGT shall be equal to the number of IGT’s ordinary shares outstanding as of the record date. The parties will procure satisfaction of Spinco and IGT’s existing credit support instrument release conditions at the Distribution, as applicable, and may be required to provide further cash or collateral to existing credit support beneficiaries.

The Separation Agreement also governs the rights and obligations of the parties regarding the Distribution. Consummation of the Distribution is subject to various conditions under the Separation Agreement, including the completion of the Separation and satisfaction or waiver of certain conditions to the Closing under the Merger Agreement. Prior to the Distribution, Gaming Holdco will issue to IGT the Intercompany Note in an amount equal to the Cash Payment, and immediately following the effective time of the Second Step Merger, to the extent not paid with proceeds of the Financing, the Company will cause Gaming Holdco to make the Cash Payment to IGT in satisfaction of the Intercompany Note. The “Cash Payment” will be an amount equal to $2.585 billion, as adjusted by the pre-Distribution estimates of Spinco’s and the Company’s respective cash, debt, working capital, and expenses, as more fully set forth in the Separation Agreement. The Company and/or Spinco expect to incur approximately $3.7 billion of indebtedness in connection with the Financing, the proceeds of which will be used to make the Cash Payment, to consummate the refinancing of certain existing third party debt for borrowed money of the Company and its subsidiaries and to pay related fees, costs and expenses in connection with the Proposed Transaction. At least one day prior to the Merger Effective Time, the Company may declare a dividend, payable as a cash dividend and/or a right to receive a cash dividend, with a payment date as specified in the Separation Agreement, payable to holders of outstanding common stock of the Company as of such declaration in accordance with the terms specified in the Separation Agreement.

The Separation Agreement also governs certain aspects of the relationship between IGT, Spinco and the Company after the Distribution, including, among other things, provisions with respect to the release of claims, indemnification, restrictive covenants, guarantees, insurance, access to information and record retention. Both IGT and the Company will be subject to two years of mutual non-solicitation obligations. The parties will have ongoing indemnification obligations under the Separation Agreement from and after the Distribution with respect to the liabilities related to Spinco assumed by the Company through Spinco, and the liabilities related to IGT agreed to be retained by IGT, as applicable. The Separation Agreement provides that, following the effectiveness of the Distribution, the Company will guarantee to IGT the obligations of Spinco under the transaction documents which pursuant to their terms arise at or after the Closing with respect to obligations to be performed after the effectiveness of the Distribution.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Employee Matters Agreement

The Employee Matters Agreement, among other things, allocates among the parties the pre-and post-closing liabilities in respect of the current and former employees of the Spinco Business (including liabilities in respect of employee compensation and benefit plans covering such employees). Subject to various exceptions, Spinco will generally assume liabilities in respect of the current and former employees of the Spinco Business and any assets dedicated thereto, and IGT will generally retain employee liabilities and assets related to IGT.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Real Estate Matters Agreement

The Real Estate Matters Agreement governs the allocation and transfer of real estate between IGT and Spinco. Pursuant to the Real Estate Matters Agreement, IGT may transfer to, or share with, Spinco certain leased property associated with the Spinco Business. The Real Estate Matters Agreement describes the manner in which IGT will conduct an internal feasibility review to determine the suitability of certain leased property for a sublease or license to Spinco. Following such review, IGT and Spinco may agree to (i) enter into a sublease or license of a portion of a leased property, or (ii) secure an alternative location and/or remote work arrangement for employees and operations which would otherwise have continued at such leased property.

The foregoing description of the Real Estate Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Real Estate Matters Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Tax Matters Agreement

The Tax Matters Agreement sets forth, among other things, the parties’ respective rights, responsibilities and obligations with respect to taxes of Spinco, IGT, the Company and their respective subsidiaries (including taxes arising in the ordinary course of business and taxes imposed in connection with the Proposed Transaction), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters. Generally, IGT will be responsible for taxes incurred by the Spinco Business prior to the date of the Distribution, and Spinco (and the Company through its ownership of Spinco) will be responsible for taxes incurred by Spinco following the date of the Distribution. IGT will also be responsible for any taxes imposed on Spinco in connection with the Proposed Transaction.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The Investor Rights Agreement

The Investor Rights Agreement sets forth certain rights and obligations of De Agostini with respect to the shares of Company common stock that De Agostini will receive in connection with the Closing (the “DAG Shares”). The Investor Rights Agreement provides De Agostini with (i) the right to nominate up to three directors to the Board, subject to beneficial ownership thresholds, (ii) customary information rights, and (iii) customary registration rights under the Securities Act of 1933, as amended (the “Securities Act”). De Agostini also agreed to (i) a 12 month lock-up on transfers of the DAG Shares post-Closing, subject to certain exceptions (including an exception permitting transfers of not more than 50% of the DAG Shares six months after the Closing until the 12 month lock-up period expires), (ii) certain voting restrictions until, subject to certain exceptions, the earlier of De Agostini’s irrevocable waiver of its director nomination rights and thirty days after De Agostini and its affiliates cease to beneficially own 5.0% or more of the outstanding Company common stock, (iii) a non-compete provision in effect for so long (a) a nominee of De Agostini is serving as a member of the Board, or (b) De Agostini and its affiliates collectively beneficially own at least 10% or more of the outstanding Company common stock. In addition, the Investor Rights Agreement provides that from and after the date of such agreement and until the date that is 30 days prior to the anticipated Closing, the parties agree to take such other actions as reasonably necessary to give effect to all of the rights and obligations contemplated in such agreement, including, if reasonably requested by De Agostini, the exchange at the Closing of one share of Company common stock that De Agostini receives in connection with the Closing for one share of a newly-created series of preferred stock of the Company with the same rights, privileges and obligations contemplated by such agreement. Upon the termination of the Investor Rights Agreement, such share of preferred stock shall, in the sole discretion of the Company, either be automatically converted to one share of Company common stock or redeemable by the Company for $1.00.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

The Commitment Letter

The description of the Commitment Letter (as defined below) in “Financing Arrangements” under Item 8.01 below is incorporated herein by reference.

The Merger Agreement, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement, the Tax Matters Agreement, the Investor Rights Agreement and the Commitment Letter (together, the “Transaction Agreements”) and the above descriptions have been included to provide investors with information regarding the terms of the Transaction Agreements and are not intended to provide any other factual information about the parties to the Transaction Agreements or their respective subsidiaries or affiliates. Any representations and warranties contained in the Transaction Agreements were made only for purposes of the respective Transaction Agreements and as of specific dates set forth therein, are solely for the benefit of the parties to the respective Transaction Agreements and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The subject matter of the representations and warranties may change after the date of the respective Transaction Agreements, which subsequent information may or may not be fully reflected in the public disclosures of the Company, IGT, or Spinco. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the respective Transaction Agreements, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and shareholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Transaction Agreements. Investors and security holders are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the applicable Transaction Agreements.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Immediately following the Merger Effective Time, it is intended that Mr. Randy Taylor shall resign as Chief Executive Officer of the Company and shall be appointed as a director of the combined company, and Mr. Mark Labay shall transition from the role of Chief Financial Officer of the Company to the role of Chief Integration Officer of the combined company.

(c) Immediately following the Merger Effective Time, it is intended that Mr. Michael D. Rumbolz, Executive Chairman of the Company, will become the Chairman of the Board of the combined company, Mr. Vince Sadusky, Chief Executive Officer of IGT, will be appointed as Chief Executive Officer and a director of the combined company, Mr. Fabio Celadon, Executive Vice President of Strategy and Corporate Development for IGT, will be named Chief Financial Officer of the combined company, Mr. Marco Sala, Executive Chair of the board of IGT, will be named a director of the combined company, Mr. Enrico Drago, Chief Executive Officer of PlayDigital, will be named a director of the combined company, and Mr. James McCann, Vice-Chairperson of the board of IGT, will be named a director of the combined company. The information set forth in (b) above is incorporated herein by reference. Each director of the combined company shall be appointed to serve until such time as such individual is unable or unwilling to serve in such capacity and until such individual’s successor is duly elected and qualified.

Mr. Mark F. Labay, age 52, has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since April 2020, and as the Company’s Senior Vice President, Finance and Investor Relations since April 2014.

Mr. Vince Sadusky, age 58, has served as IGT’s Chief Executive Officer since January 2022. He has served on the board of directors of IGT since the formation of IGT, formerly as an independent non-executive director and Chair of the Audit Committee before transitioning to the Chief Executive Officer role. Prior to the formation of IGT, Mr. Sadusky served on the board of directors of International Game Technology (IGT’s predecessor) from July 2010 to April 2015. He formerly served as Chief Executive Officer and a member of the Board of Directors of Univision Communications Inc., the largest Hispanic media company in the U.S. He served as President and Chief Executive Officer of Media General, Inc., one of the U.S.’s largest owners of television stations, from December 2014 until January 2017, following the company’s merger with LIN Media LLC. Mr. Sadusky served as President and Chief Executive Officer of LIN Media LLC from 2006 to 2014 and was Chief Financial Officer from 2004 to 2006. Prior to joining LIN Media LLC, he held several management positions, including Chief Financial Officer and Treasurer, at Telemundo Communications, Inc. from 1994 to 2004, and from 1987 to 1994, he performed attestation and consulting services with Ernst & Young. Mr. Sadusky formerly served on the Board of Directors of Hemisphere Media Group, Inc, the Paley Center for Media and the National Association of Broadcasters. The Company believes Mr. Sadusky is qualified to serve on the board of directors of the combined company because of his experience as an executive and director in the gaming industry and familiarity with IGT’s operations.

Mr. Fabio Celadon, age 52, has served as IGT’s Executive Vice President, Strategy and Corporate Development, since February 2020. Prior to that, he served as IGT’s Senior Vice President, Gaming Portfolio, since May 2017. Mr. Celadon joined IGT as Chief Financial Officer of its legacy company, Lottomatica S.p.A, in 2002.

Mr. Marco Sala, age 64, has as served as the Executive Chair of the board of IGT since January 2022. In June 2022, Mr. Sala was appointed Chief Executive Officer of De Agostini, IGT’s controlling shareholder, after being appointed as Chairman of DeA Capital S.p.A in April 2022. Prior to this, he served as a member of the board and Chief Executive Officer of IGT from April 2015 to January 2022, where he was responsible for overseeing the strategic direction of IGT. From April 2009 to April 2015, Mr. Sala served as Chief Executive Officer to GTECH S.p.A. (IGT’s predecessor and formerly known as Lottomatica Group S.p.A. and Lottomatica S.p.A.). He joined Lottomatica as Co-General Manager in 2003 and served as a member of the Board. In August 2006, he was appointed Managing Director with responsibility for GTECH’s Italian Operations and other European activities. Previously, he served as CEO of Buffetti, Italy’s leading office equipment and supply retail chain. Prior to Buffetti, Mr. Sala served as Head of the Business Directories Division for SEAT Pagine Gialle. Earlier in his career, he worked at Magneti Marelli (a Fiat Group company) and Kraft Foods. Mr. Sala graduated from Bocconi University in Milan (Italy), majoring in Business and Economics. The Company believes Mr. Sala is qualified to serve on the board of directors of the combined company because of his experience as an executive and director in the gaming industry.

Mr. Enrico Drago, 46, is responsible for the IGT PlayDigital business. He previously served as Senior Vice President of PlayDigital from July 2018, leading a fast-growing and award-winning portfolio of digital gaming/lottery and sports betting products, platforms and services. He has also served as Vice Chairman of De Agostini since June, 2021. Mr. Drago also has served as an advisor for Nina Capital, a leading European venture capital firm focused on health technology companies, since 2019. Mr. Drago joined GTECH S.p.A. (IGT’s predecessor) in 2014 as Chief Operating Officer of a subsidiary entity. In 2017, he took on the role of Senior Vice President Global Interactive, Sports Betting and Licenses. Prior to joining GTECH, he led teams for Inditex Italia, which he joined through a leadership program for high-potential managers. Mr. Drago was selected as the Italy Chief Operating Officer for brands Bershka, Pull & Bear, Zara Home, Oysho, Stradivarius and Massimo Dutti and appointed as Inditex Italia Managing Director in 2011. Prior to his roles with Inditex Italia, Drago worked with Puig Beauty and Fashion. The Company believes Mr. Drago is qualified to serve on the board of directors of the combined company because of his familiarity with IGT’s operations. Mr. Drago is the son of Marco Drago, Non-executive Director of IGT, and step son-in-law to Lorenzo Pellicioli, Non-Executive Director of IGT.

Mr. James McCann, 72, has served on the board of IGT since the formation of IGT and is currently the Vice Chairperson, Lead Independent Director and is Chair of the Nominating and Corporate Governance Committee. He is the Chairman of 1-800-Flowers.com, Inc. and previously served as Chief Executive Officer, a position he held since 1976. He is also Chairman of Worth Media Group, a publishing and event company. Mr. McCann has served on the Board of Amyris, Inc. since 2019, where he chairs the Leadership Development, Inclusion and Compensation Committee and sits as a member of the Nominating and Corporate Governance Committee. From 2020-2022, Mr. McCann served as the Chair and Chief Executive Officer of Clarim Acquisition Corporation, a blank-check company targeting consumer-facing e-commerce. Mr. McCann also previously served as Chairman of the Nominating and Governance Committee of Willis Towers Watson until his retirement in May 2019, as well as the Chairman of the Board of Directors of Willis Watson Towers from January 2016 to January 2019. Previously, he served as Director (2004-2015) and non-executive Chairman (2013-2015) of Willis Group Holdings PLC (“Willis Group”). Prior to serving as the non-executive Chair of the Board of Directors of Willis Group, he served as the company’s presiding independent director. He previously served as a director and compensation committee member of Lottomatica S.p.A. (IGT’s predecessor) from 2006-2011, and as a director of Gateway, Inc., The Boyds Collection, Ltd., and Scott’s Miracle-Gro. The Company believes Mr. McCann is qualified to serve on the board of directors of the combined company because of his experience serving on the boards and the board committees of other companies.

In connection with the appointment of Messrs. Rumbolz, Sadusky, Sala, Drago, McCann and Taylor to the Board of the combined company, such individuals are expected to enter into the Company’s standard form of indemnification agreement. A form of the indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019.

There are no arrangements or understandings between any of Messrs. Rumbolz, Sadusky, and Labay and any other persons pursuant to which each such individual was selected to serve as Chairman of the Board, Chief Executive Officer and a director of the combined company, and Chief Integration Officer of the combined company, respectively, or Messrs. Sala, Drago, McCann and Taylor and any other persons pursuant to which each such individual was selected to serve as a director of the combined company, respectively, in all cases contingent on and effective at the closing of the Merger, other than as set forth in the Merger Agreement and the Investor Rights Agreement. There are no family relationships between any of Messrs. Rumbolz, Sadusky, Labay, Sala, Drago, McCann and Taylor and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

The disclosure provided pursuant to Item 8.01 under “The Voting Agreement” is incorporated by reference into this Item 5.02.

(e) On February 28, 2024, the Board approved an amendment to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) to provide that the Proposed Transaction will be deemed to constitute a “Change of Control” as defined in the 2014 Plan, including for purposes of certain “double trigger” vesting acceleration provisions contained in outstanding equity awards granted to the Company’s employees and executives, provided that such amendment shall not result in the accelerated payment of any outstanding awards as of the date of such amendment that are deferred compensation arrangements subject to Section 409A of the Internal Revenue Code.

In addition, on February 28, 2024, the Board approved an amendment to outstanding equity awards granted to Mr. Randy Taylor, the Company’s Chief Executive Officer, to provide that the termination of Mr. Taylor’s employment relationship with the Company shall be deemed to be a termination of Mr. Taylor’s “Service” as defined in the 2014 Plan, notwithstanding any continuation of his service with the Company as a non-employee member of the Board, provided that such amendment shall not cause the acceleration of settlement of any performance-based restricted stock units granted to Mr. Taylor prior to the end of the applicable performance period.

The foregoing description of the amendment to the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the 2014 Plan, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 29, 2024, the Company and IGT issued a joint press release announcing the parties’ entry into definitive agreements in connection with the Proposed Transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On February 29, 2024, the Company and IGT will hold a joint investor call relating to the Proposed Transaction. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Voting Agreement

The Voting Agreement contains, among other things, an agreement by De Agostini to vote or cause to be voted all shares of capital stock of IGT owned or subsequently acquired by De Agostini (the “Covered Shares”) (i) for the approval of the Distribution, the transaction documents and the Proposed Transaction, and (ii) against any alternative proposal to acquire Spinco or actions that are intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Proposed Transaction. The Voting Agreement also contains certain restrictions on the transfer of the Covered Shares and a requirement to make and not withdraw certain regulatory filings and to provide information in support of the Financing and filings with the SEC necessary in connection with the consummation of the Proposed Transaction. The Voting Agreement automatically terminates upon the earliest of the Closing, the valid termination of the Merger Agreement, a change in recommendation of the Proposed Transaction by IGT and any amendment to the Merger Agreement that decreases the exchange ratio without the prior written consent of De Agostini.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Financing Arrangements

In connection with the Merger Agreement, on February 28, 2024, Spinco entered into a debt commitment letter (the “Commitment Letter”) and related fee letters and engagement letter with Deutsche Bank AG New York Branch (together with its affiliates, “DB”), Macquarie Capital (USA) Inc. (together with its affiliates, “Macquarie”), and the Company, pursuant to which, and subject to the terms and conditions set forth therein, DB and Macquarie committed to provide up to $4.22 billion in senior secured credit facilities consisting of (i) a five-year $500 million revolving credit facility (the “Revolving Credit Facility”), (ii) a seven-year $2,720 million term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facilities”) and (iii) a $1,000 million senior secured bridge facility million (should the Company or a subsidiary thereof be unable to issue senior secured notes or other high yield debt securities yielding $1,000.0 million in gross cash proceeds on or prior to the date of the consummation of the Proposed Transaction) (the “Bridge Facility” and, collectively with the Credit Facilities, the “Facilities”). The proceeds of the loans under the Facilities may be used by the Company to (i) consummate the refinancing of certain existing third party debt for borrowed money of the Company and its subsidiaries, (ii) repay the Intercompany Note and (iii) pay fees, costs and expenses in connection with the Proposed Transaction and otherwise consummate the Proposed Transaction. If the Proposed Transaction is consummated, the indebtedness to be incurred under the Facilities as contemplated by the Commitment Letter will become indebtedness of the Company, and will be guaranteed by the Company and any co-borrower of the Term Loan Facility (in each case, except as to its own obligations) and each of the Company’s direct and indirect, existing and future wholly-owned domestic restricted subsidiaries which are not co-borrowers (after giving effect to the Proposed Transaction), subject to certain exceptions, and secured by a first priority security interest in substantially all tangible and intangible assets of the Company, any co-borrower of the Term Loan Facility and the guarantors, subject to certain permitted liens and other agreed upon exceptions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Risk Factors

The Company has pursued, and may in the future pursue, strategic acquisitions, investments, strategic partnerships or other ventures, which could disrupt the Company’s ongoing business and expose the Company to various risks inherent in such transactions.

The Company has pursued, and plans to continually evaluate, potential acquisitions and investment opportunities in complementary businesses, technologies, services, or products, or to enter into strategic relationships. For example, as previously announced, on February 28, 2024, the Company entered into definitive agreements with International Game Technology PLC (“IGT”) pursuant to which, through a series of steps, IGT will spin-off a newly created subsidiary, which will own IGT’s Global Gaming and PlayDigital businesses, with the Company acquiring the Global Gaming and PlayDigital businesses in a series of transactions. The Company may not be able to identify suitable acquisition, investment or strategic partnership candidates, or if it does identify suitable candidates in the future, it may not be able to complete those transactions on commercially favorable terms, or at all.

Any acquisition, strategic investment, or similar activity may disrupt the Company’s ongoing operations, divert management from their primary responsibilities, subject it to additional liabilities, increase its expenses, and otherwise adversely impact the Company’s business, financial condition, and results of operations. The Company may not achieve any or all of the anticipated financial results, cost synergies, or other benefits expected in connection with any such transaction, or strengthen its competitive position or achieve other anticipated goals in a timely manner or at all. Further, such transactions may be viewed negatively by current or potential customers, financial markets, or investors. Integration of acquired companies may also result in problems related to integration of technology and inexperienced management teams. Additionally, the Company may have difficulties retaining or assimilating acquired employees, including key personnel. Due diligence performed prior to closing acquisitions or investments or similar ventures may not uncover all risks or liabilities that could materially impact the Company’s business and financial results. The Company may not successfully integrate business, operational, and financial activities such as internal controls, cyber security measures, data privacy laws, and other corporate governance and regulatory matters, operations, personnel or products related to acquisitions and similar transactions. If the Company fails to successfully integrate any acquired companies or businesses, it could materially and adversely affect the Company’s business, reputation, financial condition, and results of operations. Acquisitions or similar activities may also reduce the Company’s cash available for operations and other uses, and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities, or the incurrence of debt, any of which could subject the Company to material restrictions and harm its business, financial condition, and results of operations.

The Company may not complete the proposed acquisition of the IGT’s Global Gaming and PlayDigital businesses within the anticipated time frame or at all.

On February 28, 2024, the Company entered into definitive agreements with IGT pursuant to which, through a series of steps, IGT will spin-off a newly created subsidiary, which will own IGT’s Global Gaming and PlayDigital businesses, with the Company acquiring the Global Gaming and PlayDigital businesses in a series of transactions. On February 28, 2024, the Company and a subsidiary of IGT also entered into a commitment letter with the lenders specified therein, pursuant to which the lenders have committed to provide the Company and such subsidiary with up to $4.22 billion used to refinance the existing debt of the Company and its subsidiaries and distribute funds to IGT, with the remainder to be used to pay the combined company’s fees, costs and expenses in connection with the proposed acquisition, subject to the satisfaction of certain customary closing conditions, including the consummation of the proposed acquisition described above. Upon the closing of the proposed acquisition, IGT shareholders are expected to receive shares of the Company’s common stock resulting in an approximate 54% ownership interest in the combined company, with the Company’s existing stockholders expected to own approximately 46% of the combined company. The proposed acquisition is expected to close in late 2024 or early 2025, subject to receipt of regulatory approvals, shareholders approvals, and other customary closing conditions.

Unanticipated developments or changes, including changes in law, the macroeconomic environment, and market conditions or regulatory or political conditions may affect the Company’s ability to complete the proposed acquisition as currently expected and within the anticipated time frame or at all. Any delay in completing the proposed acquisition could cause the Company not to realize some or all of the expected benefits or realize them on a different timeline than expected. In addition, the terms and conditions of the required regulatory authorizations and consents that are granted, if any, may impose requirements, limitations, or costs, or place restrictions on the conduct of the combined company or its subsidiaries or may materially delay the completion of the proposed acquisition. If the completion of the proposed acquisition is delayed or does not occur, this would likely result in a material adverse effect on the Company’s business, reputation, financial condition, and results of operations.

The proposed acquisition of IGT’s Global Gaming and PlayDigital businesses could divert management’s attention and resources from the Company’s ongoing business, result in the incurrence of significant or unanticipated costs and expenses, and otherwise adversely affect its business, financial condition, and results of operations.

Whether or not the proposed acquisition is completed, the Company’s businesses and operations may face material risks and challenges in connection therewith, including, without limitation:

•the diversion of management’s attention from the Company’s ongoing business and operations;
•retention and integration of key management and other employees;
•retention of existing business and operational relationships, including with customers, suppliers, employees and other counterparties, and attracting new business and operational relationships;
•execution and related risks in connection with financing transactions undertaken by the Company in connection with the proposed acquisition;
•potential or unknown liabilities associated with the IGT’s Global Gaming and PlayDigital businesses;
•difficulty of incorporating acquired operations, technology, and rights into the Company’s business, and unanticipated expenses related to such integration;
•difficulty of integrating IGT’s Global Gaming and PlayDigital businesses and the lack of control if such integration is delayed or not successfully implemented;
•other significant costs and expenses incurred in connection with the proposed acquisition; and
•potential negative reactions from the financial markets.

Difficulties in integrating the IGT’s Global Gaming and PlayDigital businesses may result in the failure to realize anticipated synergies in the expected time frame or at all, present other operational challenges, and result in unforeseen expenses associated with the proposed acquisition. In addition, the Company expects to incur significant costs in connection with the proposed acquisition, including the cost of financing and other transaction costs, integration costs, legal and regulatory fees, and other costs that its management team believes are necessary to realize the anticipated synergies from the proposed acquisition. The Company may also incur unforeseen or higher expenses associated with the proposed acquisition. The incurrence of these costs could cause the Company’s financial results to differ from its expectations or the expectations of the investment community and could otherwise have a material adverse effect on the Company’s business, financial condition, and results of operations, including in the periods in which they are incurred.

Any of the foregoing, including the failure to complete the proposed acquisition or to realize the anticipated benefits and synergies of the proposed acquisition in a timely manner or at all, and the impact of any indebtedness incurred by the Company in connection with the proposed acquisition, would likely have a material adverse effect on the Company’s business, reputation, stock price, financial condition, and results of operations.

Additional Information and Where to Find It

In connection with the Proposed Transaction between Everi, IGT, Spinco and Merger Sub, Everi, IGT and Spinco will file relevant materials with the SEC. Everi will file a registration statement on Form S-4 that will include a joint proxy statement/prospectus relating to the Proposed Transaction, which will constitute a proxy statement and prospectus of Everi and a proxy statement of IGT. A definitive proxy statement/prospectus will be mailed to stockholders of Everi and a definitive proxy statement will be mailed to shareholders of IGT. INVESTORS AND SECURITY HOLDERS OF EVERI ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS OF IGT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EVERI, IGT AND SPINCO, AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Everi or IGT through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Everi will be available free of charge on Everi’s website at www.everi.com or by contacting Everi’s Investor Relations Department at Everi Holdings Inc., Investor Relations, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113. Copies of the documents filed with the SEC by IGT will be available free of charge on IGT’s website at www.igt.com or by contacting IGT’s Investor Relations Department at International Game Technology PLC, Investor Relations, 10 Memorial Boulevard, Providence, RI 02903.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Everi, IGT, Spinco or Merger Sub, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Participants in the Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy from any security holder of Everi or IGT. However, Everi and IGT and each of their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the Proposed Transaction. Information about the directors and executive officers of Everi may be found in its most recent Annual Report on Form 10-K and in its most recent proxy statement for its annual meeting of stockholders, in each case as filed with the SEC. Information about the directors, executive officers and members of senior management of IGT is set forth in its most recent Annual Report on Form 20-F as filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, related to Everi, IGT and the proposed spin-off of the Spinco Business, and the proposed acquisition of the Spinco Business by Everi. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Everi, IGT, the Spinco Business, or the combined company. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “foresee,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “may,” “will,” “would,” “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential benefits and synergies of the Proposed Transaction, including future financial and operating results, plans, objectives, expectations and intentions; and the anticipated timing of closing of the Proposed Transaction. In addition, all statements that address operating performance, events or developments that the Company or IGT expects or anticipates will occur in the future — including statements relating to creating value for stockholders and shareholders, benefits of the Proposed Transaction to customers, employees, stockholders and other constituents of the combined company and IGT, separating and integrating the companies, cost savings and the expected timetable for completing the Proposed Transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of the Company, IGT, the Spinco Business, or the combined company, to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed Transaction will not be satisfied (including the failure to obtain necessary regulatory, stockholder and shareholder approvals or any necessary waivers, consents, or transfers, including for any required licenses or other agreements) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction, including the possibility that the Company and IGT may be unable to achieve the expected benefits, synergies and operating efficiencies in connection with the Proposed Transaction within the expected timeframes or at all and to successfully separate and/or integrate the Spinco Business; the ability to retain key personnel; negative effects of the announcement or the consummation of the proposed acquisition on the market price of the capital stock of Everi and IGT and on Everi and IGT’s operating results; risks relating to the value of Everi’s shares to be issued in the Proposed Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; changes in the extent and characteristics of the common stockholders of the Company and ordinary shareholders of IGT and its effect pursuant to the Merger Agreement for the Proposed Transaction on the number of shares of Company common stock issuable pursuant to the Proposed Transaction, magnitude of the dividend payable to Company stockholders pursuant to the Proposed Transaction and the extent of indebtedness to be incurred by the Company in connection with the Proposed Transaction; significant transaction costs, fees, expenses and charges (including unknown liabilities and risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects); expected or targeted future financial and operating performance and results; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or Closing); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks relating to any resurgence of the COVID-19 pandemic or similar public health crises; risks related to competition in the gaming and lottery industry; dependence on significant licensing arrangements, customers, or other third parties; issues and costs arising from the separation and integration of acquired companies and businesses and the timing and impact of accounting adjustments; risks related to the financing of the Proposed Transaction, the Company’s overall debt levels and its ability to repay principal and interest on its outstanding debt, including debt assumed or incurred in connection with the Proposed Transaction; economic changes in global markets, such as currency exchange, inflation and interest rates, and recession; government policies (including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that the Company and IGT cannot control; regulation and litigation matters relating to the Proposed Transaction or otherwise impacting the Company, IGT, Spinco, the combined company or the gaming industry generally; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business divestitures; effects on earnings of any significant impairment of goodwill or intangible assets; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in the Company’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including the Company’s Quarterly Reports on Form 10-Q, and those described in IGT’s Annual Report on Form 20-F on file with the SEC and from time to time in other filed reports including IGT’s Current Reports on Form 6-K.

A further description of risks and uncertainties relating to Everi can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and relating to IGT can be found in its most recent Annual Report on Form 20-F and Current Reports on Form 6-K, all of which are filed with the SEC and available at www.sec.gov.

Everi does not intend to update the forward-looking statements contained in this Current Report on Form 8-K as the result of new information or future events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

2.1*+	Agreement and Plan of Merger by and among International Game Technology PLC, Ignite Rotate LLC, Everi Holdings Inc. and Ember Sub LLC dated as of February 28, 2024.

10.1*+	Separation and Distribution Agreement by and among International Game Technology PLC, Ignite Rotate LLC, International Game Technology and Everi Holdings Inc. dated as of February 28, 2024.

10.2*+	Employee Matters Agreement by and among International Game Technology PLC, Ignite Rotate LLC, International Game Technology and Everi Holdings Inc. dated as of February 28, 2024.

10.3*	Real Estate Matters Agreement by and among International Game Technology PLC, Ignite Rotate LLC, International Game Technology and Everi Holdings Inc. dated as of February 28, 2024.

10.4*	Tax Matters Agreement by and among International Game Technology PLC, Ignite Rotate LLC, International Game Technology and Everi Holdings Inc. dated as of February 28, 2024.

10.5*+	Voting and Support Agreement by and among Everi Holdings Inc., International Game Technology PLC, Ignite Rotate LLC and De Agostini S.p.A. dated as of February 28, 2024.

10.6*+	Investor Rights Agreement by and between Everi Holdings Inc. and De Agostini S.p.A. dated as of February 28, 2024.

10.7*
Commitment Letter by and among Ignite Rotate LLC, Deutsche Bank AG New York Branch (and its affiliates), Macquarie Capital (USA) Inc. (and its affiliates) and Everi Holdings Inc., dated as of February 28, 2024.

10.8#	Amendment No. 1 to Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan dated February 28, 2024.

99.1	Joint Press Release of Everi Holdings Inc. and International Game Technology PLC dated February 29, 2024.

99.2	Joint Investor Presentation of Everi Holdings Inc. and International Game Technology PLC dated February 29, 2024.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*    Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

+    Certain information was redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

#    Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: February 29, 2024	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance & Tax and Chief Accounting Officer